EXHIBIT 10.57


                          	STOCK PURCHASE AGREEMENT



	THIS STOCK PURCHASE AGREEMENT (the "Agreement"), effective as of June 30, 1995, is made by and among WASATCH EDUCATION SYSTEMS CORPORATION (the "Company") and the undersigned limited partnership investment funds (each individually, a "Fund" and collectively, the "Funds").

                             	R E C I T A L S

 A.	The Company has an indebtedness to the Funds aggregating to approximately
$6,700,000, which includes $5,500,000 in principal plus accrued interest and other reimbursable amounts, all pursuant to several loan agreements listed on
Schedule 1 to this Agreement (the "Loan Agreements").

 B.	The Company and the Funds now desire to convert the $5,500,000 of outstanding principal balance under the Loan Agreements into shares of Common Stock and Preferred Stock of the Company (the "Conversion"), and to have the Funds forgive the remainder of the indebtedness.

 C. In conjunction with the Conversion, the Company will amend and restate various unexercised warrants held by the Funds, as listed on Schedule 2 to this Agreement (the "Old Warrants"), and issue the Warrants listed on Schedule 3 to this Agreement, to amend and the restate the Old Warrants (the "New Warrants").

                             	A G R E E M E N T

	NOW, THEREFORE, the parties hereto agree as follows:

	1. Issuance of Shares and Warrants.  The Company shall issue 5,300,000 shares of Series C Preferred Stock, at a price per share of $1.00 (the "Preferred
 Shares") to the various Funds in accordance with the table set forth on
Schedule 4.  The rights, preferences and privileges of the Preferred Shares will be as agreed upon by the Company and the Funds but will include terms at least as favorable as those set out on Exhibit A to this Agreement.  The
Company also shall issue 1,666,666 shares of the Common Stock at a price per share of $0.12 (the "Common Shares") to various Funds in accordance with the table set forth on Schedule 4.  The Preferred Shares and Common Shares are
sometimes collectively referred to herein as the Shares.  In addition to the issuance of the Shares, the Company shall amend and restate the Old Warrants by issuing the New Warrants.

	2. Cancellation of Debt.  In consideration of receipt of the Shares and New
Warrants, each Fund hereby agrees that the Company's outstanding indebtedness under each Loan Agreement is paid in full.

	3. Closing. A closing will take place at such time and place as may be agreed to by the Company and the Funds (the "Closing"). At the Closing the Company will deliver to each Fund certificates representing the Shares to be issued to that Fund. Each Fund will deliver to the Company instruments effecting cancellation of indebtedness and cancellation of perfection of security interests as well as originals of all currently outstanding Promissory Notes for cancellation.

	4. Warrants. Simultaneously with the Closing, the Company will amend and restate all Old Warrants and issue the New Warrants in the forms of Exhibit
B-1 to B-8 to this Agreement.

	5. Registration Rights Agreement. Simultaneously with the Closing, the Company and the Funds will execute a Registration Rights Agreement in the form of Exhibit C to this Agreement.

	6. Statement of Designation. On or before the date of the Closing, the Company shall have adopted and filed with the Utah Department of Commerce, Division of Corporations and Commercial Code, a Statement of Designation of Series C Preferred Stock setting forth the rights, restrictions, preferences and privileges of the Series C Preferred Stock (the provisions of which shall incorporate the rights described on Exhibit A and such Statement of Designation shall be subject to the reasonable review and approval of the Funds).

	7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Funds:

	(a) The Company has all requisite corporate power to enter into this Agreement
, to issue the Shares and New Warrants hereunder and to carry out and perform its other obligations under this Agreement.

	(b) All corporate action on the part of the Company, its officers, directors and shareholders necessary for (i) the issuance of the Shares and New Warrants pursuant hereto and (ii) the execution, performance and delivery by the
Company of this Agreement has been taken or will be taken prior to the Closing.
This Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

	(c) The Shares and New Warrants, when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and non-assessable;
provided, however, that the Shares and New Warrants will be subject to restrictions on transfer under state and federal securities law.

	8. Representations and Warranties of the Funds.  Each Fund hereby represents and warrants to the Company:

	(a) The Shares and New Warrants (collectively, the "Securities") are being acquired for such Fund's own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), the California Corporate Securities Law of 1968, as amended (the "California Law") or the Utah Uniform Securities Act (the "Utah Law").

	(B) Such Fund understands that the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from
the registration    requirements of the Securities Act pursuant to Section
4(2) thereof and that each Fund must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  Such Fund further understands that the Securities have not been qualified under the
California Law by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f)
thereof, which exemption depends upon, among other things, the bona fide nature of each Fund's investment intent as expressed herein.

	(C) During the negotiation of the transactions contemplated herein, such Fund has had, by virtue of its relationship with the Company, or has otherwise been afforded, full access to the corporate books, records, documents and other information concerning the Company and has been afforded an opportunity to ask such questions of the Company's officers and representatives concerning the Company's business, operations, prospects, financial condition, assets, liabilities and other relevant matters as it has determined to be necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the equity investment in the
Company contemplated herein.

	(D) Such Fund has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities pursuant to the terms of this Agreement.

	(E) Such Fund has all requisite power and authority to enter into and perform its obligations under this Agreement. All partnership action on the part of such Fund necessary for the execution of this Agreement has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of such Fund, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency , reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

 (F) Such Fund will take any further action as required to effectuate an exemption for the transfer or issuance of Securities under the Utah Law.

	 9. Legends. Each certificate representing the Securities may be endorsed with legends referring to the limitations on transferability imposed under the Securities Act, the California Law and other applicable securities laws.
The Company need not register a transfer of any such Securities and may also instruct its transfer agent not to register the transfer of any such Securities
, unless the conditions specified in such legends are satisfied.

	10. Miscellaneous.

	 (A) Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the documents referenced herein, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, representations or warranties, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

	 (B) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative identified below.


COMPANY:					        		WASATCH EDUCATION SYSTEMS CORPORATION


								             		By:	/s/ Barbara Morris
							 		                   		Barbara Morris, President and CEO


THE FUNDS:

SOFTWARE FUND II, a California 	   TECHNOLOGY FUNDING PRIVATE RESERVE FUND,
Limited Partnership                a California Limited Partnership

By:	Technology Funding Inc.        By:	Technology Funding Inc.
Its Managing General Partner       Its Managing General Partner
By: /s/ Gregory T. George          By:  /s/ Gregory T. Georg
        Gregory T. George                   Gregory T. George
        Vice President                      Vice President

TECHNOLOGY FUNDING PARTNERS I,     TECHNOLOGY FUNDING PARTNERS II,L.P.
L.P., a California Limited         a California Limited Partnership
Partnership

By:	Technology Funding Inc.        By:	Technology Funding Inc.
Its Managing General Partner       Its Managing General Partner
By: /s/ Gregory T. George          By:  /s/ Gregory T. Georg
        Gregory T. George                   Gregory T. George
        Vice President                      Vice President


TECHNOLOGY FUNDING SECURED         TECHNOLOGY FUNDING SECURED INVESTORS III,
INVESTORS III, a California        an Income and Growth Partnership, L.P.
Limited Partnership                a California Limited Partnership

By:	Technology Funding Inc.        By:	Technology Funding Inc.
Its Managing General Partner       Its Managing General Partner
By: /s/ Gregory T. George          By:  /s/ Gregory T. Georg
        Gregory T. George                   Gregory T. George
        Vice President                      Vice President

                          	EXHIBIT AND SCHEDULE LIST

DESIGNATION					DESCRIPTION

Exhibit A 						Summary of Rights, Preferences and Privileges of Series C
                Preferred Stock

Exhibit B					 	Restated Warrants (Exhibits B-1 through B-8) as fully set
                forth in Schedule 3

Exhibit C			 			Registration Rights Agreement

Schedule 1						Listing of Loan Agreements


Schedule 2						List of Existing Warrants to be Surrendered

Schedule 3						List of Restated Warrants to be issued

Schedule 4						Listing of Series C Preferred Stock and Common Stock to be
                issued

                            	EXHIBIT A

           	Summary of Rights, Preferences and Privileges
                               	of
                      	Series C Preferred Stock




	1. Designation and Number of Shares.  5,300,000 shares of the Preferred Stock of the Company shall constitute a Series of Preferred Stock designated as
Series C Redeemable Preferred Stock, $1.00 par value (the "Series C Preferred
Stock").

 2. Dividends. The holders of Series C Preferred Stock shall be entitled to receive dividends at the rate of $.10 per annum (the "Minimum Dividend Rate) for the first five years following the effective date of the Agreement before any dividend shall be declared, set apart, or paid upon the Common Stock of the Company. During such first five year period, dividends shall not be cumulative and shall be payable when and if declared by the Board of Directors. After the expiration of five years, dividends shall accrue on a cumulative basis at the Minimum Dividend Rate (which rate shall increase annually as provided below) and must be declared, set apart and paid in each ensuing year before payment of any dividends on Series A Preferred Stock, Series B Preferred Stock or Common Stock. Such Minimum Dividend Rate which accrues on a cumulative basis shall be adjusted on the expiration of five (5) years after the effective date of the Agreement (and on the expiration of each one year period thereafter) by increasing the prior Minimum Dividend Rate by the sum of (1) $0.02 per share plus (2) $0.02 per share times the difference between the number of one year periods elapsed since the effective date of the Agreement and the number of annual dividends of at least $0.10 per share which were in fact paid during the first five years after the effective date. No holder of any Series C Preferred Stock shall have any prior right or preference in the payment of dividends over the holder of any other Series C Preferred Stock. Reference is made to the table attached hereto for sample calculations as to dividends, as well as with respect to the Redemption Price under Section 3. The payment of dividends and payment of the Redemption Price shall be made out of assets and funds legally available under Utah law.

	3. Redemption of Series C Preferred Stock.  The Company shall have the right to redeem its Series C Preferred Stock, or any number of shares thereof, at any time by paying to the holder thereof the "Redemption Price," as defined herein.  The Redemption Price shall be equal to an amount based upon the formula stated below.  The Redemption Price is $1.10 per share during the first year following the effective date of the Agreement.  Thereafter, the
Redemption Price is adjusted each year by adding to the previous Redemption
Price an amount equal to (1) $0.10 per share plus (2) $0.01 per share times the difference between the number of years elapsed since the effective date of the Agreement and the number of annual dividends declared and paid in an amount of at least $0.10 per share during the first five years after the effective date, plus (3) an amount equal to all accrued and unpaid dividends.
See the attached table for sample calculations as to such Redemption Price.
The Series C Preferred Stock has senior redemption priority over the Series A
Preferred Stock and Series B Preferred Stock of the Company and no Series A
Preferred Stock or Series B Preferred Stock may be redeemed prior to the redemption of all outstanding Series C Preferred Stock.

		At least thirty (30) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Series C Preferred Stock to be redeemed, such notice to be addressed to each such shareholder at his or her address as shown on the records of the Company.  On or after the date fixed for redemption as stated in such notice, each holder of Series C Preferred
Stock called for redemption shall surrender his or her certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.  In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
If such notice of redemption shall have been duly given, and if on the date fixed for redemption the funds necessary for the redemption shall be available therefor, then notwithstanding that the certificates evidencing any Series C
Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall forthwith after such date cease, except only the right of the holders to receive the
Redemption Price thereof without interest upon surrender of their certificates therefor.

	4. Rights Upon Dissolution, Merger, Etc. Upon (i) the dissolution of the Company, (ii) its liquidation otherwise, (iii) any consolidation or merger of the Company with or into another corporation (other than a reincorporation in another state or a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities), (iv) any sale or transfer to another corporation of all, or substantially all, of the property of the Company, or (v) any distribution of its assets by way of return of capital, the holders of the Series C Preferred Stock shall be entitled to receive and be paid, whether such dissolution, liquidation, or distribution of assets shall be voluntary or involuntary, an amount equal to the Redemption Price which was in effect prior to the commencement of the current year before any sum shall be paid to the holders of Series A Preferred Stock, Series B
Preferred Stock or Common Stock. For purposes of the first year after the effective date, the liquidation preference shall be $1.00 per share.



	5. Voting Rights.  The Series C Preferred Stock shall have no voting rights unless required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed.

	6. Conversion.  The Series C Preferred Stock shall not be convertible.

                                 	EXHIBIT B

                              	[Form of Warrant]

                                	EXHIBIT C

                       	[Registration Rights Agreement]

                               	SCHEDULE 1

                            [Loan Agreements]


DATE          DESCRIPTION   LEAD      ORIGINAL     FY94      FY95      CURRENT
ORIGINATED                  LENDER    PRINCIPAL  INTEREST  INTEREST    BALANCE
12/31/91      AR LINE      TFSI III   3,500,000  284,607   581,055   4,365,662
              LOAN 9                               8.13%    16.60%

4/8/92        TERM         TFP I      1,000,000   91,000   121,667   1,212,667
              LOAN 12                              9.10%    12.17%

4/16/93       LOAN 25      TFP I        300,000   44,100    36,500     380,600

4/14/94       BRIDGES      TFSI III     200,000    4,333    20,278     224,611
              LOAN 36                              2.17%    10.14%

4/29/94       LOAN 39      TFSI III     250,000    4,375    25,347     279,722
                                                   1.75%    10.14%

5/18/94       LOAN 41      TFSI III     250,000    3,056    25,347     278,403
                                                   1.22%    10.14%
                                      ---------  -------   -------   ---------
                           TOTALS     5,500,000  431,471   810,195   6,741,665
                                                   7.84%    14.73%
                                      ========================================
                                               FY94+FY95 INTEREST    1,241,666

                               	SCHEDULE 2

                    	EXISTING WARRANTS TO BE SURRENDERED

HOLDER            ISSUE DATE        EXERCISE PRICE        NUMBER OF
                                      PER SHARE            SHARES
TFP I             4/25/93               $0.50	           		200,000
TFP I             5/05/92               $1.31	           		381,679
TFSI III          4/25/93               $0.50	         		3,083,332


                               	SCHEDULE 3
                        	RESTATED WARRANTS TO BE ISSUED

                              EXERCISE
                REISSUE       PRICE PER        NUMBER OF       AGGREGATE
HOLDER           DATE           SHARE           SHARES           PRICE
SF II
(Exhibit B-1)   6/30/95       $		0.50           224,000         $112,000.00
TFPR I
(Exhibit B-2)   6/30/95       $		0.50           224,000         $112,000.00
TFP I
(Exhibit B-3)   6/30/95       $		0.50           744,000         $372,000.00
TFP I
(Exhibit B-4)   6/30/95       $		1.31           248,092         $325,000.52
TFP II
(Exhibit B-5)   6/30/95       $		0.50           462,000         $231,000.00
TFP II
(Exhibit B-6)   6/30/95       $		1.31           133,588         $175,000.28
TFSI II
(Exhibit B-7)   6/30/95       $		0.50           959,546         $479,773.00
TFSI III
(Exhibit B-8)   6/30/95       $		0.50         1,159,546         $579,773.00


                                SCHEDULE 4
                          SERIES C PREFERRED STOCK
                        AND COMMON STOCK TO BE ISSUED


NAME             PREFERRED C SHARES     COMMON SHARES
SF II                    0                833,333
TFPR I                   0                833,333
TFP I                 475,000                0
TFP II                175,000                0
TFSI II             1,741,550                0
TFSI III            2,908,450                0
                    ---------           ---------
TOTALS              5,300,000           1,666,666
